CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 11-K of our report dated June 3, 1997, on our audit of the financial statements and financial statement schedules of the Fahnestock
& Co.,Inc. 401(k) Plan for the Plan year ended December 31, 1996.


/S/COOPERS & LYBRAND LLP

New York, New York
June 25, 1997